REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

     This Registration Rights Agreement ("Agreement") is entered into effective as of the 1st day of April 2003, by and between UNIVERSAL DOMAINS INCORPORATED, a Canadian federal corporation (the "Company"), those persons listed on Exhibit A (individually, a "Stockholder" and collectively, the "Stockholders") and evidences that for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:


                            ARTICLE I. DEFINED TERMS
                            ------------------------

     Section 1.1  Defined Terms.  As used herein, unless the context otherwise
     ---------------------------
requires, the following terms have the following respective meanings:

     Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     Common Stock:  Means the common stock of the Company.

     Company:  As defined in the introductory paragraph of this Agreement.

     Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar federal statute.

     Initiating Holders: Any holder or holders of at least 51% of the Registrable Securities by number of Shares of Common Stock at the time outstanding and initiating a request pursuant to Section 2.1 for the registration of all or part of such holder's or holders' Registrable Securities.

     Person: A corporation, an association, a partnership, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

     Registrable Securities: (a) any shares of Common Stock issued to the Stockholders pursuant to any arrangement with the Company other than the Plan and (b) any securities issued or issuable with respect to any Common Stock referred to in the foregoing subdivision by way of stock dividend or stock split or in connection with a combination of shares of Common Stock, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (d) they shall have ceased to be outstanding, (e) after the second anniversary of the date of this Agreement, the holder of such Registrable Securities owns less than 50% of the total outstanding Common Stock originally issued to such person, or (f) after the second anniversary of the date of this Agreement, the Registrable Securities represent, in the aggregate, less than 10% of the total outstanding Common Stock.

     Registration Expenses: All expenses incident to the Company's performance of or compliance with Article II or III, including, without limitation, all registration, filing, listing, and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating, printing and engraving expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the fees and disbursements of a single counsel and accountants retained by the holder or holders of more than 51% of the Registrable Securities being registered, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

     Securities Act: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute

     Section 1.2  Construction.  Whenever the context requires, the gender of
     --------------------------
all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

     Section 1.3  References.  Unless otherwise specified, references in this
     ------------------------
Agreement to "Sections", "Subsections" or "Articles" refer to the sections, subsections or articles in this Agreement.


                         ARTICLE II. DEMAND REGISTRATION
                         -------------------------------

     Section 2.1.  Request for Registration of Registrable Securities.  After
     -----------------------------------------------------------------
one year from the date hereof, upon the written request of one or more Initiating Holders, requesting that the Company effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all registered holders of Registrable Securities, and thereupon the Company will use its best efforts to effect the registration under the Securities Act of the following:



                          Registration Rights Agreement

          (a) the Registrable Securities which the Company has been so requested to be registered by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request;

          (b) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities); and

          (c) all Shares of Common Stock which the Company may elect to register in connection with the offering of Registrable Securities pursuant to this Article II;

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities and the additional Shares of Common Stock, if any, so to be registered; provided, that, the provisions of this Section 2.1 shall not require the Company to effect more than two registrations of Registrable Securities.

     Section 2.2.  Registration Statement Form.  Registrations of Registrable
     ------------------------------------------
Securities under this Article II shall be on an appropriate registration form of the Commission (i) as shall be selected by the Company and shall be reasonably acceptable to the holders of more than fifty percent (by number of Shares of Common Stock) of the Registrable Securities so to be registered and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.

     Section 2.3.  Expenses.  The Company will pay all Registration Expenses in
     -----------------------
connection with any registrations requested pursuant to this Article II.

     Section 2.4.  Effective Registration Statement.  A registration requested
     -----------------------------------------------
pursuant to this Article II shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective; provided, that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the Initiating Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has become effective, such registration is withdrawn by the Company (other than at the request of a majority of the Initiating Holders), interfered with by any stop order, injunction or other order or requirement of the Commission or other


                          Registration Rights Agreement
                                  Page 3 or 16
governmental agency or court for any reason prior to the expiration of a 30 day period following such registration statement effectiveness (or, in the case of a Shelf Registration, the time period provided in Section 2.7), or (iii) the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than due solely to some act or omission by such Initiating Holders.

     Section 2.5.  Selection of Underwriters.  If a requested registration
     ----------------------------------------
pursuant to this Article II involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the consent of holders of a majority (by number of Shares of Common Stock) of Registrable Securities and shall be reasonably acceptable to the Company.

     Section 2.6.  Priority in Requested Registrations.  If a requested
     --------------------------------------------------
registration pursuant to this Article II involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Company and to the holders of a majority (by number of Shares of Common Stock) of the Registrable Securities requested to be included in such registration, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration pro rata among the holders thereof requesting such registration as provided in Section 2.1 on the basis of the number of such securities requested to be included in such registration by the holder or holders of Registrable Securities, and (ii) second, other securities of the Company included in such registration in any manner and amount selected by the Company.

     Section 2.7.  Shelf-Registration.  A request by an Initiating Holder
     ---------------------------------

pursuant to Section 2.1 may specify that the intended method of disposition is a "shelf offering" ("Shelf Offering Request"); provided that, at the time of such request, the Company is eligible to use Form S-3 (or any successor form) to register the sale of Registrable Securities by the Stockholders. In addition to the other obligations of the Company set forth herein, in connection with a Shelf Offering Request, the Company will file a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission with respect to all Registrable Securities the Company is required to effect the registration of under this Article II (a "Shelf Registration"). The Company shall keep the Shelf Registration continuously effective for a period of at least twelve months following the date on which the Shelf Registration is declared effective (or such shorter period that terminates on the earlier of (i) a date specified by the holders of a majority (by number of Shares of Common Stock) of the Registrable Securities covered by such statement or (ii) the date on which all Registrable Securities covered by such Shelf Registration have been sold or withdrawn, but in no case prior to the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and rule 174 thereunder, if applicable). The Company shall supplement or make amendments to the Shelf Registration, if required by the registration form used by the Company, the instructions thereto, the Securities Act or the rules and regulations of the



                          Registration Rights Agreement

Commission, or if reasonably requested by a holder of Registrable Securities covered by the Shelf Registration. The Company will furnish the holders of Registrable Securities covered by the Shelf Registration a copy of all such supplements or amendments at least one business day prior to filing such supplement or amendment.


                      ARTICLE III. "PIGGYBACK" REGISTRATION
                      -------------------------------------

     Section 3.1.  Right to Include Registrable Securities.  If the Company at
     ------------------------------------------------------
anytime proposes to file a registration statement under the Securities Act covering any of its equity securities other than a registration on Forms S-4 or S-8, or any successor or similar forms and other than pursuant to Article II whether or not for sale or its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Article III. Upon the written request of any such holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Article II and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration affected under this Article II shall relieve the Company of its obligation to affect any registration upon request under
Article II. The Company will pay all Registration Expenses incurred by holders by Registrable Securities in connection with each registration of Registrable Securities requested pursuant to this Article III.

     Section 3.2.  Priority in Piggy-Back Registrations.  If (i) a registration
     ---------------------------------------------------
pursuant to this Article III involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the distribution of all or a



                          Registration Rights Agreement
specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then the Company may, upon written notice to all holders of such Registrable Securities, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and securities proposed to be sold by any Person (other than the Company or Persons with "demand" or similar registration rights that have requested such registration pursuant to a written agreement with the Company) the registration of which shall have been requested by each holder of Registrable Securities and each Person so that the resultant aggregate number of such Registrable Securities and securities proposed to be registered by other Persons so included in such registration shall be equal to the number of Shares of Common Stock stated in such managing underwriter's letter.


                       ARTICLE IV. REGISTRATION PROCEDURES
                       -----------------------------------

     Section 4.1.  Preparation of Filings.  If and whenever the Company is
     -------------------------------------
required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Articles II or III the following shall apply:

          (a)   Registration Statement.  The Company shall promptly prepare and
          -----------------------------
     file (in the case of a registration pursuant to Article II, such filing to be made within 90 days after the initial request of one or more Initiating Holders of Registrable Securities or in any event as soon after such request as possible) with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its best efforts to cause such registration statement to become and remain effective; provided, however, that the Company may withdraw any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 3.2 its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto; provided further, that before filing such registration statement or any amendments thereto, the Company will furnish to the holders of Registrable Securities that are to be included in such registration and their counsel copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable approval of such holders and their counsel.

          (b)   Amendments.   The Company shall prepare and file with the
          -----------------
     Commission such amendments, post effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the following time periods: (i) in the case of a Shelf Registration under
     Article II, the time period specified in Section 2.8; (ii) in the case of a registration under Article, II other than a Shelf Registration, 30 days or


                          Registration Rights Agreement
     such shorter period as all Registrable Securities have been sold in accordance with the intended methods of disposition specified by the holders thereof; and (iii) in the case of a registration under Article III, such period of time as the Company determines.

          (c)  Copies of Documents.  The Company shall furnish to each seller of
          -------------------------
     Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits to such registration statement), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed pursuant to Rule 424 under the Securities Act and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities (owned by such Seller (it being understood that the Company consents to the use of the prospectus and any amendments or supplement thereto by each holder of Registrable Securities covered by the registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of Registrable Securities covered by the prospectus or any amendment or supplement thereto).

          (d)  Blue-Sky.  The Company will use its best efforts to register or
          --------------
     qualify all Registrable Securities under the securities laws or blue sky laws of the jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller of Registrable Securities shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, or to consent to general service of process in any such jurisdiction.

          (e)  Other Approvals.  The Company will use its best efforts to cause
          ---------------------
     all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the intended disposition of such Registrable Securities.

          (f)  Notice of Events.  The Company will notify each seller of
          ----------------------
     Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an



                          Registration Rights Agreement
     amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

          (g)  Earnings Statement.  The Company will otherwise use commercially
          ------------------------
     reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act, and will furnish to each such seller of Registrable Securities at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller of Registrable Securities shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder.

          (h)  Listing.  The Company will cause all Registrable Securities
          -------------
     covered by the registration statement to be listed on each securities exchange or traded or quoted on each market on which the same class of securities issued by the Company are then listed, traded or quoted.

          (i)  Transfer Agent.  The Company will provide a transfer agent,
          --------------------
     registrar and a CUSIP number for all Registrable Securities no later than the effective date of such registration statement.

          (j)  Access.  The Company will make available for inspection by any
          ------------
     holder of Registrable Securities included in such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided that records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that any decision not to disclose information pursuant to clause (i) shall be made after consultation with counsel for the Company and counsel for such holders; and each holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at



                          Registration Rights Agreement
its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

     Section 4.2.  Data front Holders of Registrable Securities.  The Company
     ----------------------------------------------------------
may require each seller of Registrable Securities as to which any registration is being affected to furnish the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

     Section 4.3.  Discontinuance of Use of Prospectus.  Each holder of
     --------------------------------------------------
Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any written notice from the Company of the occurrence of any event of the kind described in Section 4.1(g), such holder will forthwith discontinue such holder's offer of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(g) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 4.1(b) shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated by Section 4.l(g).

     Section 4.4.  Underwritten Offerings.  If requested by the underwriters for
     -------------------------------------
any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Article II, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to the Company, each such holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 5.1. The holders of the Registrable Securities will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestions of the Company regarding the form thereof; provided that nothing herein contained shall diminish the foregoing obligations of the Company. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such


                          Registration Rights Agreement
holder's intended method of distribution and any other representation required by law.

     Section 4.5.  Holdback Agreements.  The Company agrees if so required by a
     ----------------------------------
managing underwriter of an offering of Registrable Securities not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 90 days after any underwritten registration pursuant to
Article II or III has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-8, or any successor or similar forms thereto.

     Section 4.6.  Preparation; Reasonable Investigation.  In connection with
     ----------------------------------------------------
the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.


                           ARTICLE V. INDEMNIFICATION
                           --------------------------

     Section 5.1.  Indemnification by the Company.  In the event of any
     ---------------------------------------------
registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Articles II and III, the holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such holder of Registrable Securities or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder of Registrable Securities or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder, and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable



                          Registration Rights Agreement
in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such holder, specifically stating that its for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder of Registrable Securities or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder.

     Section 5.2.  Indemnification by the Sellers.  The Company may require, as
     ---------------------------------------------
a condition to including any Registrable Securities in any registration statement filed pursuant to Article II or III, that the Company shall have received an undertaking satisfactory to it from the prospective seller of Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, that such Sellers' liability under such indemnification shall be limited to the net sales proceeds actually received by such seller from the sale of the Company's securities pursuant to such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

     Section 5.3.  Notices of Claims, etc.  Promptly after receipt by an
     -------------------------------------
indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 5.1 or 5.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party,


                          Registration Rights Agreement
                                  Page 11 of 16
give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections, 5.1 or 5.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

     Section 5.4.  Other Indemnification.  Indemnification similar to that
     ------------------------------------
specified in Sections 5.1 and 5.2 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority, other than the Securities Act.

     Section 5.5.  Indemnification Payments.  The indemnification required by
     ---------------------------------------
this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.


                              ARTICLE VI. RULE 144
                              --------------------

     Section 6.1.  Rule 144.  The Company shall timely file the reports required
     -----------------------
to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available the other information referred to in subparagraph (c)(2) of Rule 144 under the Securities Act) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter


                          Registration Rights Agreement
                                  Page 12 of 16
adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.


                           ARTICLE VII. MISCELLANEOUS
                           --------------------------

     Section 7.1.  Remedies.  The Company agrees that monetary damages would not
     -----------------------
be adequate compensation for any loss incurred by reason of such a breach and hereby agrees to waive the defense in any action for specific performance of such an obligation that a remedy at law would be adequate.

     Section 7.2.  No Inconsistent Agreements.  Without the written consent of
     -----------------------------------------
the holders of a majority of the then outstanding Registrable Securities, the Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person. The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreements previously entered into by the Company.

     Section 7.3.  Adjustments Affecting Registrable Securities.  The Company
     -----------------------------------------------------------
will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

     Section 7.4.  Assignment.  This Agreement shall be binding upon and inure
     -------------------------
to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities.

     Section 7.5.  Descriptive Readings.  The descriptive headings of the
     -----------------------------------
several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

     Section 7.6.  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND
     ----------------------------
ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF MISSISSIPPI WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.





                          Registration Rights Agreement

     Section 7.7.  Counterparts.  This Agreement may be executed simultaneously
     ---------------------------
in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     Section 7.8.  Entire Agreement.  This Agreement embodies the entire
     -------------------------------
agreement and understanding between the Company and each other party hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 7.9.  Severability.  In the event that any one or more of the
     ---------------------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     Section 7.10.  Amendments and Waivers.  This Agreement may be amended and
     --------------------------------------
the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of 51% or more of the Shares of Common Stock of Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 7.10, whether or not such Registrable Securities shall have been marked to indicate such consent.

     Section 7.11.  Nominees for Beneficial Owners.  In the event that any
     ----------------------------------------------
Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Shares of Common Stock of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

     Section 7.12.  Notices.  Except as otherwise provided in this Agreement,
     -----------------------
all communications provided for hereunder shall be in writing and sent by first-class mail, postage prepaid, and (a) if addressed to a party to this Agreement other than the Company, at the address of such party set forth in Exhibit or at such other address as such party shall have furnished to the Company in writing, or (b) if addressed to any other holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company, or (c) if addressed to the Company, to the attention of its General Counsel, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.




                          Registration Rights Agreement

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                                UNIVERSAL DOMAINS INCORPORATED


                                                By:   /s/ Alan Brown
                                                   ---------------------------

                                                Name:  Alan Brown

                                                Title:  President












































                          Registration Rights Agreement

                                    Exhibit A
                                    ---------




Name and address of Stockholders

1.   Name:      Hawkeye Drilling Co.

Address:        P.O. Box 98,
                Waskom, Texas 75692
                Attention: Keith Robertson, President



Number of Shares of Common Stock held:  10,000,000
                                        ----------




Signature:     /s/ Allen Keith Robertson
          -----------------------------------








2.   Name:      Whitney J. Pansano

Address:        515 Oak Street
                Mendenhall, Mississippi 39114



Number of Shares of Common Stock held:  5,000,000
                                        ---------






Signature:     /s/ Whitney J. Pansano
          -----------------------------------

















                          Registration Rights Agreement
                             Exhibit A - Page 1 of 1